Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 4, 2010, relating to the balance sheet of Terreno Realty Corporation as of November 9, 2009 appearing in the Registration Statement on Form S-11 (File No. 333-163016) of Terreno Realty Corporation, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.
/s/ Deloitte & Touche LLP
San Francisco, California
February 12, 2010